UNITED STATES
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E*TRADE FINANCIAL CORPORATION
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Press Release dated March 22, 2010

FOR IMMEDIATE RELEASE

E*TRADE FINANCIAL Media Relations Contact
Susan Hickey
646-521-4675
susan.hickey@etrade.com

E*TRADE FINANCIAL Investor Relations Contact
Brett Goodman
646-521-4406
brett.goodman@etrade.com

E*TRADE FINANCIAL APPOINTS STEVEN FREIBERG
CHIEF EXECUTIVE OFFICER

Robert Druskin to Remain on Board as Non-Executive Chairman

Board Authorizes 1-for-10 Reverse Stock Split, Subject to Stockholder Approval

New York, March 22, 2010 – E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced that its Board of Directors has appointed Steven Freiberg Chief Executive Officer, effective April 1, 2010. Mr. Freiberg, an experienced financial services executive, held multiple senior level positions over a distinguished 30-year career at Citigroup. Mr. Freiberg, who also will join the Company’s Board of Directors, succeeds interim CEO Robert Druskin. Mr. Druskin will remain on the Board, continuing in his role as Chairman.

Mr. Freiberg, 53, recently served as Co-Chairman and Co-CEO of Citigroup’s Global Consumer Group, which constituted all consumer business lines in 53 countries, including investment products, retail/commercial banking, credit cards, mortgages, and consumer finance – and, under his leadership, represented more than 50 percent of Citigroup’s earnings. During his tenure at Citigroup, Mr. Freiberg also served as Chairman and CEO of Citi Cards, where he led the world’s largest credit card franchise. Prior to that, as Chairman and CEO of Citigroup’s Investment Products Division N.A., Mr. Freiberg had responsibility for retail investment products, platforms, sales, and service.

Robert Druskin, Chairman and interim CEO, E*TRADE, commented, “The Board is delighted to welcome Steve to lead E*TRADE into its next phase of growth. Steve is an exceptional senior financial services executive who brings extensive experience in driving the strategic direction and management of a broad and diverse consumer financial services franchise. We are fortunate to have Steve as our next CEO and are confident that he is the best person to help E*TRADE reach its full potential.”

“E*TRADE is an extraordinary company with a powerful brand and a compelling customer value proposition,” said Mr. Freiberg. “Bob Druskin and Don Layton, his predecessor, did a terrific job leading the Company through very challenging times and positioning the organization for success. I look forward to the opportunity to work with the Company’s talented management team to build on that momentum and help drive E*TRADE’s future growth and profitability.”

Mr. Freiberg has served as a Board member of MasterCard International since 2006. He also serves on the Board of the March of Dimes and is Co-Chair of the NYC Council of Habitat for

Humanity. Mr. Freiberg holds both a B.B.A. and an M.B.A. from the Zarb School of Business at Hofstra University.

Reverse Stock Split
The Company also announced today that it will seek the approval of its stockholders for a 1-for-10 reverse stock split and a corresponding decrease to the Company’s authorized shares of common stock to a total of 400,000,000 shares at the Company’s 2010 Annual Meeting to be held on May 13, 2010. “With 2009’s successful recapitalization behind us, our permanent CEO in place on April 1, and a focus on returning to sustained profitability, we believe a reverse stock split is a logical next step for the Company as we complete our financial and managerial restructuring,” said Mr. Druskin. “Our Board has authorized these actions and we look forward to sharing the proposal with stockholders.”

About E*TRADE FINANCIAL
The E*TRADE FINANCIAL family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing, and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. ETFC-G

Important Notices

Forward-Looking Statements: The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Such statements include those relating to the ability of the Company to achieve future growth and profitability. The uncertainties and risks include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs and the potential negative regulatory consequences resulting from actions by the Office of Thrift Supervision or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE FINANCIAL Corporation with the SEC (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

Proxy Statement.  In connection with the 2010 Annual Meeting of Stockholders, E*TRADE FINANCIAL Corporation will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Stockholders are advised to read the definitive proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposals to be presented and voted upon. Stockholders may obtain a copy of the definitive proxy statement when available and any other relevant documents filed by E*TRADE FINANCIAL Corporation for free at the SEC web site at www.sec.gov. The definitive proxy statement and other documents also may be obtained when available for free from E*TRADE FINANCIAL Corporation, Attn: Corporate Secretary, 135 East 57th Street, New York, New York 10022.

E*TRADE FINANCIAL Corporation and its directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies and voting instructions for the 2010 Annual Meeting of Stockholders. Information concerning the interests of these persons, if any, in the matters to be voted upon is set forth in the proxy statement.

# # #

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation.

© 2010 E*TRADE FINANCIAL Corporation. All rights reserved.

Employee email dated March 22, 2010

To All E*TRADE Employees:

I am pleased to share the news that Steven Freiberg will be joining E*TRADE as Chief Executive Officer, effective April 1.  The Board of Directors conducted a thorough search – meeting with many highly qualified candidates – and agreed that Steve was an outstanding fit for many reasons. As a 30-year financial services executive from Citigroup, he is an exceptional leader with extensive experience in building profitable businesses. In his position as Co-Chairman and Co-CEO of Citi’s Global Consumer Group, Steve oversaw the Company’s consumer business lines – including investment products, retail/commercial banking, credit cards, mortgages, and consumer finance. He has also led Citi’s Global Credit Card group as well as its North American Investment products division. Steve’s broad and deep understanding of consumer financial services, complex technical environments, and diverse product offerings will provide for a very smooth transition and allow him to hit the ground running on day one. We are delighted to have him on board.

Concurrent with this announcement, we also announced this morning that our Board of Directors has authorized, subject to stockholder approval, a 1-for-10 reverse stock split. With 2009’s successful recapitalization behind us and Steve now joining, this is a logical next step for the Company as we complete our financial and managerial restructuring. On or about April 1, 2010, we will file the necessary documents with the SEC and look forward to sharing the proposal with stockholders. Stockholders will vote on the proposal at our annual meeting, scheduled for May 13, 2010. In advance of that we will also provide E*TRADE employees with specific information and details on how the proposed plan, if approved  by stockholders, will affect unvested stock grants held by employees.

Finally, with Steve’s arrival on April 1, I will step down as interim CEO while continuing in my role as Chairman, and I look forward to providing ongoing counsel and advice to support the Company’s future success.  I have very much enjoyed working more closely with the organization over the past several months, and, more importantly, I was gratified to see everyone’s continued focus on the success of our business during this interim period. I know you will continue to build on that momentum under Steve’s leadership.

Please join me in welcoming Steve to E*TRADE and in wishing him every success in his new role.

Bob Druskin

Proxy Statement

In connection with the 2010 Annual Meeting of Stockholders, E*TRADE FINANCIAL Corporation will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Stockholders are advised to read the definitive proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposals to be presented and voted upon. Stockholders may obtain a copy of the definitive proxy statement when available and any other relevant documents filed by E*TRADE FINANCIAL Corporation for free at the SEC web site at www.sec.gov. The definitive proxy statement and other documents also may be obtained when available for free from E*TRADE FINANCIAL Corporation, Attn: Corporate Secretary, 135 East 57th Street, New York, New York 10022.

E*TRADE FINANCIAL Corporation and its directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies and voting instructions for the 2010 Annual Meeting of Stockholders. Information concerning the interests of these persons, if any, in the matters to be voted upon is set forth in the proxy statement.

Q&A dated March 22, 2010

Q&A: Reverse Stock Split

1.	What is the rationale behind the reverse stock split?
•	We are proposing a 1-for-10 reverse stock split for stockholder approval.
•	With 2009’s successful recapitalization behind us and our permanent CEO in place on April 1, it is a logical next step for the Company as we complete our financial and managerial restructuring.
•	We look forward to sharing the proposal with stockholders.

2.	How will odd lots be handled?
•
We will be filing a proxy statement with the SEC. That proxy will include the proposal for the reverse stock split. Stockholders will have ample time to review the proposal in advance of the Company’s annual meeting of Stockholders, scheduled for May 13, 2010.

3.	It the reverse split related to a delisting notices?

•	No. With 2009’s successful recapitalization behind us and our permanent CEO in place on April 1, it is a logical next step for the Company as we complete our financial and managerial restructuring.
•	We look forward to sharing the proposal with stockholders

4.	What happens to unvested stock in the employee stock plans?
•	The next step in the process will be to file the proposal with the SEC in order to seek shareholder approval at our stockholder meeting on May 13, 2010.
•
In advance of the  vote we will provide E*TRADE employees with specific information and details on how the proposed plan, if approved  by stockholders, will affect unvested stock grants held by employees.

Proxy Statement.  In connection with the 2010 Annual Meeting of Stockholders, E*TRADE Financial Corporation will file a proxy statement with the SEC. Stockholders are advised to read the definitive proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposals to be presented and voted upon. Stockholders may obtain a copy of the definitive proxy statement when available and any other relevant documents filed by E*TRADE Financial Corporation for free at the SEC web site at www.sec.gov. The definitive proxy statement and other documents also may be obtained when available for free from E*TRADE Financial Corporation, Attn: Corporate Secretary, 135 East 57th Street, New York, New York 10022.

E*TRADE Financial Corporation and its directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies and voting instructions for the 2010 Annual Meeting of Stockholders. Information concerning the interests of these persons, if any, in the matters to be voted upon is set forth in the proxy statement.